                                                                      EXHIBIT 99

                               RESALE PROSPECTUS


                             Torchmark Corporation

                       3,287,368 Shares of Common Stock
                              Acquired Under the


                Torchmark Corporation 1998 Stock Incentive Plan



Torchmark Corporation, 2001 Third Avenue, South Birmingham, Alabama 35233

We are an insurance holding company, whose common stock trades on the New York Stock Exchange under the symbol "TMK".

We will pay the cost of preparing, producing and distributing this prospectus, any registration fees, accountants' fees and expenses, all expected to be minimal. The selling shareholders will pay any other expenses.

These shares will be acquired by certain of our current and former non-employee directors, officers, key employees, consultants and their transferees on the exercise of stock options they acquired under the Company's 1998 Stock Incentive Plan. The shares are being registered for them so they may resell or dispose of them in transactions which may or may not involve brokers, dealers or cash transactions. They may choose to sell their shares in the public market or in privately negotiated transactions at prices that cannot presently be determined. As of June 26, 2000, the closing price of Torchmark Corporation common stock on the New York Stock Exchange was $25.06 per share.

                            --------------------

This Prospectus also relates to any additional shares the non-employee directors, officers, key employees, consultants and their transferees acquire because of future stock dividends, splits or distributions or similar capital readjustments.

                            --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            --------------------

                                 June 30, 2000

                               TABLE OF CONTENTS
                               -----------------



Background Information                     3

Selling Shareholders                       4

Plan of Distribution                      10

Indemnification                           11

Legal Opinion                             11

Experts                                   11

Where to Obtain Additional Information    12

                            BACKGROUND INFORMATION
                            ----------------------

     Torchmark is an insurance holding company. We have our principal executive offices at 2001 Third Avenue South, Birmingham, Alabama 35233. Our telephone number is 205-325-4200.

     Under the terms of the Torchmark Corporation 1998 Stock Incentive Plan, the Compensation Committee of the Board of Directors of Torchmark has awarded current and former officers, key employees and consultants of Torchmark and its subsidiaries non-qualified stock options to purchase shares of Torchmark common stock at various exercise prices equal to the closing price of the stock on the New York Stock Exchange on the respective option grant dates. Additionally, certain executive officers recommended by the Chairman, President and Chief Executive Officer of Torchmark and approved by the Compensation Committee have been allowed to elect to take all or a part of the bonuses they receive in the form of stock options awarded pursuant to the Plan.

     The Plan provides that all non-employee directors of Torchmark are automatically granted market price stock options on 6,000 shares on the first trading day of each calendar year that they serve on the Board of Directors. Certain of the non-employee directors also have elected to defer their director compensation and subsequently convert their annual deferred compensation account to stock options under the Plan. All eligible actively-serving directors with accrued benefits under Torchmark's former director retirement program elected in February 2000 to convert the present value of those benefits to stock options issued pursuant to the Plan.

     The following options have been awarded pursuant to the Plan:

   GRANT            EXPIRATION       NO. OF        EXERCISE
   DATE               DATE          OPTIONS         PRICE          NO. OF OPTIONEES                         TYPE
  12-16-98           12-18-08        687,800       $33.4375  138 Officers, Key Employees & Consultants   Regular Grant
  12-16-98           12-16-09        119,894       $33.4375  13 Officers                                 In Lieu of Bonuses
    1-4-99             1-6-09         42,000       $  36.50  7 Directors                                 Automatic Formula
   1-11-99            1-11-10         51,025       $33.9375  5 Directors                                 Compensation Deferral
  11-15-99           11-17-09      1,173,733       $  34.50  85 Directors, Officers, Key Employees,
                                                             Transferees & Consultants                   Additional Grant
  12-21-99           12-23-09      1,060,050       $27.8125  156 Officers, Key Employees & Consultants   Regular Grant
  12-21-99           12-21-10         75,663       $28.3125  5 Officers                                  In Lieu of Bonuses
    1-3-00             1-5-10         48,000       $28.3125  8 Directors                                 Automatic Formula
    1-3-00             1-3-11         11,315       $28.3125  2 Directors                                 Compensation Deferral
    1-4-00             1-4-11         19,071       $  27.75  1 Director                                  Compensation Deferral
   1-17-00            1-17-11          6,011       $ 27.325  1 Director                                  Compensation Deferral
   1-18-00            1-18-10          6,309       $  25.75  1 Director                                  Compensation Deferral
   2-29-00             3-2-10         22,355       $19.8125  8 Directors                                 Conversion of Retirement
                                                                                                         Benefits
   2-29-00            2-28-11          8,546       $19.8125  1 Director                                  Compensation Deferral

     Up to 14,000,000 Torchmark shares are reserved for issuance under the Plan. As of the date of this Prospectus, options had been granted on 3,331,772 shares under the Plan with options on 44,404 shares expiring and being returned to shares available for grant, resulting in outstanding Plan options on 3,287,368 Torchmark shares.

                             SELLING SHAREHOLDERS
                             --------------------

     All of the stock offered under this Prospectus is offered for the account of the selling shareholders listed below. Torchmark will not receive any of the proceeds from this offering. Also shown below are the selling shareholders' positions or offices with Torchmark or its subsidiaries in the past three years, the number of common shares they owned, directly or indirectly, on June 1, 2000 and the number of shares offered for sale. American Income Life Insurance Company (AIL), Brown-Service Funeral Homes Company, Inc. (Brown Service), First United American Insurance Company (FUA), Globe Life And Accident Insurance Company (Globe), Globe Marketing Services, Inc. (Globe Marketing), Liberty National Life Insurance Company (LNL), United American Insurance Company (UA) and United Investors Life Insurance Company (UILIC) are subsidiaries of Torchmark (TMK). Torchmark Development Corporation (TMK Dev) is a former subsidiary of TMK.


                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Crosby, Dianna                Vice President, Claims & Policy Owner Service, Assistant
                              Secretary - AIL                                                     -0-          500

Emmert, Gayle                 Vice President, Actuary - AIL                                       -0-        4,000

Gamble, Debbie                Senior Vice President, Agency - AIL                                 -0-          500

Mull, Randall                 Senior Vice President & Treasurer - AIL                             -0-          500

Ramsey, Beverly               Senior Vice President, Personnel, Fileroom & General
                              Services, Assistant Secretary - AIL                                 -0-          500

Reese, Penny                  Vice President, Claims - AIL                                        -0-          500

Schronk, Mary                 Vice President, Policy Owner Service - AIL                          -0-          500

Smith, Roger                  Executive Vice President & Sales Director - AIL                     700       25,000

Straubel, Paul                Vice President - AIL                                                200        1,000

Boren, David L.               Director - TMK                                                    3,204       13,395

Farley, Joseph M.             Director - TMK                                                   69,410       16,800

Hagopian, Louis T.            Director - TMK                                                   51,893       31,124

Lanier, Joseph L., Jr.        Director - TMK                                                   72,781       28,931

McCormick, Harold T.          Director - TMK                                                    9,238       30,186

Records, George J.            Director - TMK                                                   13,158       29,505

Richey, R.K.                  Director - TMK                                                  902,446      467,522

Smith, Lamar C.               Director - TMK                                                      -0-       12,522

Allen, E. Ann                 Vice President, Claims - Globe                                   10,913        7,601

Burke, George B.              Executive Vice President - Globe                                    -0-       51,451

Curtis, Jack                  Branch Manager - Globe                                            1,710        1,000

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Daniel, Raymond E.            Branch Manager - Globe                                              -0-        1,000

Fritz, Judith A.              Vice President, Direct Mail - Globe                              26,264        2,228

Hasselkus, Kathy S.           Vice President, Data Processing - Direct Response - Globe         1,831       12,485

Herbel, Vern D.               Senior Vice President - Globe                                     5,306       30,250

Hudson, Chuck                 Vice President - Globe Marketing                                    -0-       11,305

Hudson, Donna                 Vice President, Premium Accounting & Policy Service - Globe         -0-        1,000

Jones, Bobby                  Assistant Vice President, Data Processing - Globe                   -0-          500

Larkin, James                 Field Vice President, Sales - UA                                  2,200        3,200

Leavell, William              Assistant Vice President - Globe Marketing                          -0-        1,500

Mitchell, Brian R.            Vice President, Assistant Counsel & Assistant Secretary - Globe     327        3,980

Smith, Owen Edward            Vice President, Accounting - Globe                                1,381        8,050

Smith, Sam                    Vice President, Underwriting & New Business - Globe                 200        3,000

Williams, Glenn D.            Executive Vice President - Globe                                  1,928       52,085

Aderholt, Tim                 District Manager - LNL                                                2        1,400

Baker, Thomas G.              District Manager - LNL                                              -0-          300

Beech, Nelson                 District Manager - LNL                                              -0-          200

Beene, Charles B.             Second Vice President - LNL                                         -0-        2,523

Bieber, Stewart               Pilot - LNL                                                         -0-          500

Blankenship, James Carl       District Manager - LNL                                            2,667          300

Boudreaux, Craig              Second Vice President - LNL                                          64        1,000

Boulware, Thomas M. III       President - Brown Service                                        31,424        7,225

Burns, G. Michael             Vice President - LNL                                                -0-        5,000

Carnley, Hillary Jr.          Senior Vice President - LNL                                      10,238       32,056

Cheesborough, S. Newell       Senior Vice President - LNL                                         883       20,353

Chou, Hung-Cheng              Vice President & Chief Actuary - LNL                              5,956        9,221

Coggin, Kenneth Mark          District Manager - LNL                                              -0-          400

Davison, Gerald V.            District Manager - LNL                                              197          600

Davis, Terry                  Vice President - LNL                                                -0-       11,500

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Dobbs, Robert H.              Vice President - LNL                                                610        4,104

Drew, Todd S.                 Pilot - LNL                                                         500        2,000

Duce, Vurl E.                 Executive Vice President & Chief Agency Officer - LNL            15,429       60,360

Ferguson, Scot                District Manager - LNL                                              610          300

Graham, Thomas E. Jr.         District Manager - LNL                                               15          300

Gray, Wester A.               Vice President, Information Systems - LNL                         1,651        5,194

Grinstead, William R.         District Manager - LNL                                              400          400

Hamby, Thomas E.              Vice President - LNL                                                575        3,970

Hamilton, E. Duncan           Vice President & Assistant General Counsel - LNL                    756        5,343

Harrison, Danny               Regional Vice President - LNL                                     1,000       10,548

Hill, Jimmy C.                Vice President, Information Systems - LNL                         3,128        5,270

Jeffreys, Dale                District Manager - LNL                                              -0-          400

Johnson, Kenneth N.           Vice President & Chief Information Officer - LNL                 12,000        7,230

Kelley, Jack A. Jr.           Senior Vice President - LNL                                       3,125       17,877

Kelly, Lanny G.               Regional Vice President - LNL                                       135        8,000

LaRussa, Costanzo J.          Second Vice President - LNL                                         -0-        2,695

Lewis, David L. Jr.           District Manager - LNL                                              -0-          400

Livingston, John H.           Associate Counsel & Assistant Secretary - LNL                     7,206        1,325

Loudermilk, Bobby R.          Second Vice President - LNL                                         -0-        1,000

Maenza, Carl                  District Manager - LNL                                              -0-          300

Martin, Brenda K.             Second Vice President - LNL                                         -0-        1,000

Mayton, James L. Jr.          Vice President & Controller - LNL                                18,188        2,325

McKinney, Larry               Sales Manager - LNL                                                 -0-          300

McLain, Danny C.              Second Vice President - LNL                                         -0-        3,000

McWhorter, Anthony L.         Chairman, President & CEO - LNL                                  56,798      155,879

Michalke, Michael A.          Second Vice President - LNL                                         -0-        1,000

Morrison, Hubert L. Jr.       Vice President - LNL                                              7,326        9,256

Nix, Rodger                   District Manager - LNL                                              -0-          400

Norell, Louis                 District Manager - LNL                                              353          600

Patterson, Carr W.            Second Vice President & Associate Controller - LNL                  852        2,325

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Poole, James D.               Vice President & Assistant General Counsel - LNL                      8        3,000

Poppell, W.A.                 District Manager - LNL                                              -0-          300

Preston, Charles A.           Chief Pilot - LNL                                                   900        2,000

Ralston, Howard               District Manager - LNL                                              200        1,200

Ray, Larry E.                 District Manager - LNL                                              316          300

Rich, Roger                   District Manager - LNL                                                1        1,100

Rickard, Edward Ray           District Manager - LNL                                               32          300

Sass, Fred W.                 Second Vice President - LNL                                         -0-          500

Simonetti, Joseph F. Jr.      Vice President - LNL                                             23,261       16,128

Smith, David Leon III         Associate Counsel - LNL                                             -0-        3,000

South, Deborah O.             Second Vice President - LNL                                         -0-        1,000

Taylor, Shirley W.            Second Vice President - LNL                                         -0-        1,000

Traffica, Charles A.          District Manager - LNL                                              -0-          800

Vickers, Geary P.             Regional Vice President - LNL                                       -0-        8,000

Watts, Ronald D.              Regional Vice President - LNL                                       -0-        8,000

Wells, Jack D.                Vice President - LNL                                             13,030        5,214

White, James H. Jr.           District Manager - LNL                                              -0-          200

Wilson, Owen L. Jr.           District Manager - LNL                                              -0-          500

Wood, Larry W.                District Manager - LNL                                              -0-          300

Brill, Tony G.                Executive Vice President & Chief Administrative Officer -
                              TMK                                                              57,532      179,071

Fagin, Michael K.             Vice President - TMK                                             65,638       26,068

Fox, T. Randolph              Vice President & Assistant Treasurer - TMK                       16,509        4,809

James, Wallace Lee            Corporate Tax Associate - TMK                                       -0-        1,250

Klyce, Michael J.             Vice President & Treasurer - TMK                                 24,786       33,653

Lester, Debra J.              Associate Controller - TMK                                          -0-        1,000

McCoy, Carol A.               Associate Counsel & Corporate Secretary - TMK                    25,677        7,909

Parker, Brenda McDaniel       Associate Controller, Investments - TMK                             -0-        1,000

Robins, Jeffrey E.            Information Systems Auditor - TMK                                 1,558        2,846

Still, Stephen W.             Vice President & Associate General Counsel - TMK                    965       13,295

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Stone, Spencer H.             Controller - TMK                                                 32,573        9,518

Stratton, Norman B. Jr.       Director, Information Systems Auditing - TMK                        252        2,829

Taylor, Thomas P. Jr.         Assistant Treasurer - TMK                                        17,266        5,214

Wessinger, H. Wayne           Valuation Actuary - TMK                                          15,673       10,260

Aycock, W. Thomas             Vice President & Chief Actuary - UILIC                            2,101        9,012

Huff, Susan J.                Second Vice President - UILIC                                       -0-        1,500

Stagner, Ross W.              Vice President, Marketing - UILIC                                   -0-       13,968

Adams, Jon A.                 Vice President, Financial Reporting/Treasury &
                              Comptroller - UA                                                    158        2,485

Adams, Judy                   Vice President, Agency Licensing - UA                               455        2,414

Alexander, Jeffrey M.         Vice President - UA                                               1,627        5,888

Almond, Danny H.              Senior Vice President, Accounting - UA                            1,596       12,216

Atchley, Larry L.             Chief Pilot - UA                                                  2,059        4,056

Bouska, Greg                  Assistant Vice President & Senior Project Manager - UA              -0-          500

Braswell, Ann M.              Vice President, Policy Service - UA                                 455        2,414

Brown, Fran                   Assistant Vice President & Direct Response Actuary - UA             -0-          800

Bryner, Duane J.              Corporate Tax Associate - TMK                                       -0-        1,500

Campbell, James               Field Vice President, Management Recruiting & Training - UA          27        6,500

Christianson, Scott           Branch Manager - Globe                                              896          500

Coleman, Gary L.              Executive Vice President & CFO - TMK                             84,841      119,682

Davis, Linda E.               Assistant Vice President, Systems Auditor - UA                      616        1,456

Erbe, Jon B.                  Vice President - UA                                                 -0-        3,200

Gaddis, Christine M.          Former VP, Assistant Secretary & Director Human
                              Resources - UA                                                    1,177        3,333

Gaisbauer, Michael J.         Vice President, Regulatory Compliance - UA                          909        5,388

Gockel, Douglas L.            Senior Vice President, Special Markets - UA                      40,225       28,235

Goodin, Charles               Branch Manager - Globe                                            1,532          500

Goudy, Lawrence               Field Vice President, Management Recruiting & Training - UA         -0-        6,500

Grimland, Gene P.             President of General Agency Marketing Division - UA              33,578       37,500

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Hans, Judy                    Vice President, Marketing & Publications - UA                     1,500        1,500

Hargrave, Patsy N.            Assistant Vice President, Route Filings - UA                        -0-        1,456

Holmes, Randy N.              Assistant Vice President, Applications Programming - UA             500        8,926

Holmquist, Jim                Branch Manager - Globe                                              -0-          500

Hudson, C.B.                  Chairman, President & CEO - TMK                               1,008,380      294,765

Hutchison, Larry M.           Executive Vice President & General Counsel - TMK                 21,618      104,775

Judkins, Sandy                Assistant Vice President - UA                                     2,000        1,500

Keller, Robert J.             Assistant Vice President, Associate Actuary - UA                    -0-        1,600

King, Andrew J.               President of Branch Office Marketing Division - UA               13,163      100,921

Lane, Joyce L.                Vice President, Investor Relations - TMK                         46,939       17,134

Lutek, Ben                    Vice President & Actuary - UA                                       486       10,749

Majors, Michael               Vice President, Special Markets - UA                                -0-        3,500

McAndrew, Mark S.             Chairman, President & CEO - UA, Globe & AIL                      96,080      215,698

McLaughlin, Karen M.          Vice President, Policy Benefits - UA                                -0-        5,370

Montgomery, Rosemary J.       Executive Vice President & Chief Actuary - TMK                   67,811      101,064

Moser, Johnny M.              Vice President, New Business - UA                                33,182        4,104

Poirier, Fred R.              Assistant Vice President, Special Markets - UA                      -0-        3,500

Polston, F. Ronald            Senior Vice President, General Agency - UA                        9,179       25,608

Prausa, Gerald                Branch Manager - Globe                                              359          500

Rhoades, Cynthia              Assistant Vice President, Special Markets - UA                      -0-        1,500

Richey, Robert E.             Vice President, Special Markets - UA                             28,000        9,173

Roberts, Boyd                 Pilot - UA                                                          448        3,193

Ryan, Keith P.                Vice President, Associate Counsel & Assistant Secretary - UA        -0-        4,382

Savard, Joseph R. III         Assistant Vice President & Operations Manager - UA                  -0-        1,000

Savo, James                   Vice President Operations & General Manager - FUA                   800        6,327

Shea, Daniel                  Field Vice President, Management Recruiting & Training - UA       1,550        5,500

Sherritt, James H. Jr.        Assistant Vice President, Agency Telecommunications - UA            -0-        1,347

Simmons, Steve L.             Senior Vice President, Sales Administration - UA                 13,858       17,020

                                                                                              Shares         Shares
Name                          Position/Title                                                   Owned         Offered
Slinkard, Terri               Assistant Vice President, ESC - UA                                  -0-        1,700

Smallwood, William E.         Senior Vice President, General Agency - UA                       10,000       15,500

Thorndike, David F.           Senior Vice President & Chief Information Officer - UA            8,254       28,200

Tippet, Leland Steve          Vice President, Technical Support - Globe                           578        1,000

Tucker, Russell B.            Vice President, Assistant to Chairman - UA                       14,223       28,559

Whitaker, Jack                Branch Manager - Globe                                              -0-        1,000

Baxley, Bill                  Consultant - TMK                                                  2,800       11,000

Canty, John F.                Consultant - TMK                                                    -0-        8,432

Rapoport, Bernard             Consultant - TMK                                                 42,425      121,518

Elgin, Mark                   Former Executive Vice President - TMK Dev.                          -0-        6,000

McLean, Robert C.             Former Vice President - TMK Dev.                                  5,952        1,000

Stock, Sam E.                 Former Comptroller - UA                                           8,186          500

Richey Cap. Partners Ltd.     Transferee                                                    1,073,112      224,281

Johnson, Chancellor N.        Transferee                                                        1,000          746

Maxwell, Hilary Johnson       Transferee                                                          270          746

Thomas, Wendy Tucker          Transferee                                                          676         2082

Tucker, Russell R.            Transferee                                                          676         2082


                             PLAN OF DISTRIBUTION
                             --------------------

     Your shares registered under this Prospectus may be offered for resale upon the exercise of stock options through brokers in the over-the-counter market, on the New York or London Stock Exchanges or any other stock exchange where Torchmark's common stock is listed or traded at the time of the sale, or in independent negotiated transactions. You may sell these shares at the market price prevailing at the time of sale or at a negotiated price. You may also sell some or all of your shares from time to time under applicable SEC rules such as Rule 144.

                                INDEMNIFICATION
                                ---------------

     Our Restated Certificate of Incorporation provides that our directors will not be personally liable to Torchmark or its stockholders for money damages for a breach of their fiduciary duty as a director except for:

     .  a breach of the duty of loyalty to Torchmark or its stockholders;
     . any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     . paying a dividend or approving a stock repurchase in violation of Delaware corporate law; or
     . any transaction where the director received an improper personal benefit.

     It also provides that each person who is made a party to, is threatened to be made a party to or is involved in a specific suit or proceeding because he is or was a director or officer of Torchmark (or serves as a director, officer, employee or agent of another entity at Torchmark's request) while serving in that capacity will be indemnified and held harmless by Torchmark. This indemnification is to the full extent provided by current Delaware law or if Delaware indemnification law is broadened, as it may be amended. Such persons will be reimbursed for all expense, liability or losses they reasonably incur in connection with defense or settlement of an action. They may also be advanced the expenses they incur in defending proceedings before their final disposition if they agree to repay these advances if it is ultimately determined they are not entitled to indemnification. The Board of Directors may extend comparable indemnification to Company agents and employees.

     This indemnification and advance payment of defense expenses are contract rights. They are not exclusive of any other rights such persons may have or acquire from any other source. We may purchase insurance at our expense to protect the Company and our directors, officers, employees or agents.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                                 LEGAL OPINION
                                 -------------

       The validity of the shares of Torchmark common stock offered under this prospectus has been passed upon for Torchmark by Carol A. McCoy, Associate Counsel and Secretary of Torchmark.



                                    EXPERTS
                                    -------

       The consolidated financial statements incorporated in this prospectus by reference from Torchmark Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

       The consolidated financial statements incorporated by reference from Torchmark Corporation's Annual Report on Form 10-K for the years ended December 31, 1998 and 1997, have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

     We file reports, proxy statements and other information with the SEC. You can read and copy these materials about Torchmark at the SEC's Public Reference Room at 450 Fifth Street Northwest, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports,
                                  ------------------
proxy and information statements and other information regarding issuers that file electronically with the SEC, including Torchmark. Our common stock is listed on the New York Stock Exchange and the International Stock Exchange in London, England.

     This Prospectus is part of a registration statement that we have filed on behalf of the Plan. You can obtain the full registration statement from the SEC as indicated above or from us.

     We are incorporating by reference into this Prospectus the following documents filed with the SEC:


       . our Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 which contains certified financial statements for our most recent fiscal year for which a Form 10-K was required to be filed.

       . all other reports we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the most recent Form 10-K.

       . our definitive proxy statement filed with the SEC under Section 14 of the Exchange Act for our most recent Annual Meeting of Shareholders; and

       . the description of our common stock contained in a registration statement filed under Section 12 of the Exchange Act and any amendments or reports which update that description.

     We are also incorporating by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post effective amendment that indicates that the offering made under this Prospectus is terminated.

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